Registration No. 333-156958
Rule 424(b)(2) Prospectus
Prospectus Supplement
(To Prospectus Dated February 13, 2009)
574,687 Units
(each Unit consisting of two shares of Common Stock and a Warrant to purchase one share of Common Stock)
BMP Sunstone Corporation
We are offering 574,687 units consisting of two shares of our common stock and a warrant to purchase one share of common stock directly to investors. In connection with this offering, we will pay fees to our placement agents, Oppenheimer & Co. Inc., Susquehanna Financial Group, LLLP and Philadelphia Brokerage Corporation. See “Plan of Distribution” on p. S-21 of this prospectus supplement for more information regarding these arrangements.
Our common stock is listed on the Nasdaq Global Market under the symbol “BJGP”. The last reported sale price of the common stock on the Nasdaq Global Market on February 13, 2009 was $3.35 per share.
Investing in our securities involves a high degree of risk.
See “Risk Factors” beginning on page S-2 of this prospectus supplement and page 6 of the prospectus and the documents incorporated by reference herein.

	Per	Per share underlying
	unit	warrant	Total
Public offering price	$6.40	$—	$3,677,997
Placement agents’ fees	$0.448	$—	$257,460
Proceeds, before expenses, to us	$5.952	$—	$3,420,537
Public offering price for shares underlying warrants	$—	$4.00 *	$2,298,748	*
Total proceeds, before expenses, to us from units and shares underlying warrants	$—	$—	$5,719,285	*

*	The exercise price of the warrants is subject to potential re-pricing. See “Description of Warrants” on page S-22 of this prospectus supplement.
We have engaged Oppenheimer & Co. Inc. as lead placement agent, and Susquehanna Financial Group, LLLP and Philadelphia Brokerage Corporation as co-placement agents to use reasonable efforts to solicit offers to purchase our units in this offering. The placement agents are not purchasing or selling any units pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of units. We expect that delivery of the units being offered pursuant to this prospectus supplement will be made to investors on or about February 20, 2009.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Sole Bookrunning Agent
Oppenheimer & Co.

Susquehanna Financial Group, LLP
Philadelphia Brokerage Corporation
The date of this prospectus supplement is February 13, 2009.

Prospectus Supplement
Prospectus

     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “the company,” “BMP Sunstone,” “we,” “us,” “our,” or similar references mean BMP Sunstone Corporation.
     This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our units and also adds to and updates information contained in or incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more information about us and the securities we may offer from time to time under our shelf registration statement. To the extent there is a conflict between the information contained, or referred to, in this prospectus supplement, on the one hand, and the information contained, or referred to, in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.
     We have not authorized any broker, dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy units, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy units in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or units are sold on a later date.
     It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referenced in the section entitled Incorporation of Certain Information by Reference in this prospectus supplement.

i

THE OFFERING

Securities offered by us	Up to 574,687 units. Each unit consists of two shares of common stock and a warrant to purchase one share of common stock.

Issue price	$6.40 per unit

Warrants	The exercise price of the warrants shall be $4.00 per share. The Warrants are exercisable beginning any time on or after May 21, 2009 and expiring on February 20, 2014. If, as of May 21, 2009, the volume weighted average trading price, or VWAP, of common stock calculated over the 20 trading days prior to May 21, 2009 is less than $4.00 per share, the exercise price of the warrants will be reset to the greater of (i) $1.80 or (ii) the VWAP. In no event, shall the number of shares of common stock and shares of common stock underlying the warrants exceed 19.99% of the our outstanding common stock on the closing date of this offering. Please refer to description of the “Warrants.”

Common stock to be outstanding after the offering	41,395,784 shares, or 41,970,471 shares of common stock if all the warrants are exercised for cash.

Use of proceeds	We intend to use the net proceeds from this offering to repay a portion of the $12.65 million outstanding of 10.0% senior secured promissory notes due May 1, 2009 and for general corporate purposes.

Risk factors	See “Risk Factors” on Page S-2 of this prospectus supplement and “Risk Factors” and “Forward Looking Information” set forth in our annual report on Form 10-K, filed on March 17, 2008 (as such may be supplemented and amended from time to time by our filings under the Securities Exchange Act of 1934, as amended) for a discussion of material risks that prospective purchasers of our common stock should consider.

Nasdaq Global Market Symbol	BJGP
     The number of shares of common stock to be outstanding after the offering is based on the number of shares outstanding as of September 30, 2008, as adjusted plus 437,546 shares of common stock sold by us in the October Offering. As of that date, we had 39,808,864 shares of common stock outstanding, which does not include:
•	3,184,183 shares of common stock underlying options outstanding at a weighted average exercise price of $5.21per share;

•	1,792,693 shares of common stock underlying warrants outstanding at a weighted average exercise price of $10.87 per share;

•	1,429,589 shares available for future grant under our stock option plan; and

•	the 437,546 shares of common stock sold by us in the October financing.

RISK FACTORS
     Investing in our securities involves significant risk, including the risks identified below and in our Securities and Exchange Commission, or SEC, filings that are incorporated by reference into this prospectus and prospectus supplement. If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. Additional risks and uncertainties of which we are unaware or that we currently believe are immaterial could also materially adversely affect our business, financial condition or results of operations. In any case, the trading price of our common stock could decline, and you could lose all or part of your investment. See also “Note Regarding Forward-Looking Statements.”
Risks Relating to Our Business
We have a history of operating losses and anticipate that we will continue to incur losses for the foreseeable future.
          We are an early stage company with a limited operating history. Since our inception, we have incurred significant operating losses. As of September 30, 2008, we had an accumulated deficit of approximately $32.2 million. We expect to continue to incur significant and increasing operating expenses, including operating expenses relating to attracting and retaining a larger employee workforce. In addition we expect to incur significant capital expenditures as a result of our acquisition of Sunstone (Tangshan) Pharmaceutical Co., Ltd., or Sunstone. In the next 24 months, our capital requirements are likely to increase, particularly as we pursue internal growth, add personnel, fund inventory purchases and support increased levels of accounts receivables prior to receiving collections from our customers and expend additional funds to maintain our status as a reporting company under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our future capital requirements will depend on many factors, such as the risk factors described in this section, including our ability to maintain our existing cost structure and return on sales and to execute our business and strategic plans as currently conceived.
          As a result, we will need to generate significant revenues to achieve profitability. Even if we achieve profitability, we may be unable to maintain or increase profitability on a quarterly or annual basis.
Acquisition related accounting impairment and amortization charges may delay and reduce the combined company’s profitability.
          Our 49% investment in Hong Kong Fly International Health Care Limited, or Sunstone China, is included in our financial statements under the equity method of accounting. The remaining 51% acquisition of Sunstone China will be accounted for under the purchase method of accounting. Any excess of the value of the consideration paid by us at the dates the acquisition is completed over the fair value of the identifiable tangible and intangible assets of Sunstone China and Sunstone will be treated as excess of purchase price over the fair value of net assets acquired (commonly known as goodwill). Under current accounting standards, intangible assets will be amortized to expense over their estimated useful lives, which will affect our post-acquisition profitability over several years beginning in the period in which the acquisition is completed. In addition, goodwill will be tested on an annual basis for impairment, or more frequently when there is an indicator of impairment, which may result in additional accounting impairment charges. Although we have preliminarily allocated the purchase price for the acquisition of the issued share capital in Sunstone China to the various assets and liabilities of Sunstone China and Sunstone (with the balance of the purchase price being allocated to goodwill), we may change this allocation as we obtain additional information regarding the assets and liabilities of Sunstone China and Sunstone.
We may be unsuccessful in our strategy of expanding our product portfolio, acquiring complementary businesses or integrating acquired businesses.
          Our business strategy includes expanding our business capabilities through both internal growth and the acquisition of complementary businesses and licensing pharmaceutical products for marketing and distribution in the People’s Republic of China, or China. We may be unable to find additional complementary businesses to acquire or we may be unable to enter into additional agreements to market and distribute pharmaceutical products.
          Future acquisitions or joint ventures may result in substantial per share financial dilution of our common stock from the issuance of equity securities. Completion of future acquisitions also would expose us to potential risks, including risks associated with:
•	the assimilation of new operations, technologies and personnel;

•	unforeseen or hidden liabilities;

•	the diversion of resources from our existing businesses;

•	the inability to generate sufficient revenue to offset the costs and expenses of acquisitions; and

•	the potential loss of, or harm to relationships with, employees, customers and suppliers as a result of the integration of new businesses.
If we and Sunstone are not able to integrate combined operations into a cohesive operating unit in a timely manner, the anticipated benefits of the acquisition may not be realized in a timely fashion, or at all, and our existing businesses may be adversely affected.
          The success of the acquisition of Sunstone China will depend, in part, on our ability to realize the anticipated revenue enhancements, growth opportunities and synergies of combining the operations of Sunstone with ours and our ability to effectively utilize the additional resources we will have following the acquisition. The acquisition involves risks related to the integration and management of acquired technology and operations and personnel. The integration of our and Sunstone’s operations will be a complex, time-consuming and potentially expensive process and may disrupt the combined company’s business if not completed in a timely and efficient manner. During such process, difficulties may be encountered by the combined company in connection with, or as a result of, the following:
•	the integration of administrative, financial and operating resources and the coordination of marketing and sales efforts;

•	the diversion of management’s attention from other ongoing business concerns; and

•	potential conflicts between business cultures.
          This integration may be especially difficult and unpredictable because our executive headquarters are based in Pennsylvania, and all of Sunstone’s operations are based in China. We may not succeed in integrating Sunstone’s business with our own. If we fail to successfully integrate our businesses and/or fail to realize the intended benefits of the acquisition, we could experience a material adverse effect on our business, operating results and financial condition. To achieve the anticipated benefits of the acquisition, we will need to, among other things:
•	demonstrate to vendors, suppliers and customers that the acquisition will not result in adverse changes to customer service standards or business focus; and

•	effectively control the progress of the integration process and the associated costs.
          Our assessment of the potential synergies and cost savings is preliminary and subject to change. We may need to incur additional costs to realize the potential synergies and cost savings, and there can be no assurance that such costs will not be material.
The integration of Sunstone with our existing business will make substantial demands on our resources, which could divert needed attention away from our other operations.
          Our integration of Sunstone with our existing business will make substantial demands on our management, operational resources and financial and internal control systems. Our future operating results will depend in part on our ability to continue to implement and improve our operating and financial controls. The devotion of management’s time to the integration of Sunstone with our business may limit the time available to management to attend to other operational, financial and strategic issues of our company. If our post-acquisition management focuses too much time, money and effort on the integration of our and Sunstone’s operations and assets, they may not be able to execute the combined company’s overall business strategy or realize the anticipated benefits of the acquisition.
The commercial success of our products depends upon the degree of market acceptance among the medical community. Failure to attain market acceptance among the medical community would have an adverse impact on our operations and profitability.
          The commercial success of our products depends upon the degree of market acceptance they achieve among the Chinese medical community, particularly physicians and hospitals. Physicians might not prescribe or recommend our products to patients, and procurement departments of hospitals might not purchase our products. The acceptance of any of our products among the medical community will depend upon several factors, including:

•	the safety and effectiveness of the product;

•	the effectiveness of our efforts to market our products to hospitals and physicians;

•	the product’s cost effectiveness;

•	the product’s perceived advantages and disadvantages relative to competing products or treatments; and

•	the prevalence and severity of side effects.
          If our products fail to attain market acceptance among the medical community, our operations and profitability would be adversely affected.
We may experience delays in product introduction and marketing or interruptions in supply.
          Our revenues are dependent on the ability of the manufacturers and distributors with which we associate to supply and distribute product to our customers.
          If delays occur, or manufacturers and distributors are unable to supply and distribute product to our customers in a timely manner, our operating results and financial condition will suffer. In addition, our contracts with pharmaceutical owners and manufacturers relating to some of the products in our product portfolio have a limited duration and have minimum sales requirements that, if not met, could lead to termination or non-renewal of the contract, or the ability of the manufacturer to render the contract non-exclusive, which could harm our revenues. In addition, Sunstone purchases raw materials from a limited number of suppliers, but we believe that other suppliers could provide similar raw materials on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.
Sales of Sunstone products could decline or be inhibited if supplier relationships are disrupted by the acquisition, which would harm our business.
          The acquisition may have the effect of disrupting relationships between Sunstone and its suppliers. Sunstone’s suppliers may delay or alter delivery patterns during the pendency of and following the acquisition transaction. Suppliers may delay production orders and shipments as they evaluate the acquisition. Any significant delay or reduction in deliveries of Sunstone’s products could disrupt our relationships with our customers and cause our sales to decline following the acquisition, which could cause our operating results to be lower than expected. This could harm our business and cause a decline in our stock price.
We may be unable to compete successfully against new and existing competitors.
          We operate in a highly competitive market with few barriers to entry. We expect that competition will continue to intensify. As we expand our operations in the pharmaceutical distribution business, we will encounter competition from other companies in the distribution business, and we may face future competition from new foreign and domestic competitors entering the pharmaceutical promotion and distribution market in China. Some of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than we do. Many of our competitors, including China National Pharmaceutical Group Corporation, Shanghai Pharmaceutical Group Company Ltd., Shanghai Leiyunshang Company Ltd. and Anhui Huayuan Pharmaceutical Company Ltd., have greater name recognition and a larger customer base than we do. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional and distribution activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. Competition could reduce our market share or force us to lower our prices to unprofitable levels.
If we fail to increase our brand recognition, we may face difficulty in obtaining new customers and business partners.
          We believe that establishing, maintaining and enhancing our brand in a cost-effective manner is critical to achieving widespread acceptance of our current and future services and is an important element in our effort to increase our customer base and obtain new business partners. We believe that the importance of brand recognition will increase as competition in our market develops. Some of our potential competitors already have well-established brands in the pharmaceutical promotion and distribution industry. Successful promotion of our brand will depend largely on our ability to maintain a sizeable and active customer base, our marketing efforts and our ability to provide reliable and useful services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, in which case our business, operating results and financial condition would be materially adversely affected.
Our operating results may fluctuate as a result of factors beyond our control.
          Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond our control. These factors include:
•	the costs of pharmaceutical products and development;

•	the relative speed and success with which we can obtain and maintain customers, merchants and vendors for our services and manufacturers and suppliers of products to market to our customers;

•	capital expenditures for equipment;

•	marketing and promotional activities and other costs;

•	changes in our pricing policies, suppliers and competitors;

•	the ability of our suppliers to provide products in a timely manner to our customers;

•	changes in operating expenses;

•	increased competition in our markets; and

•	other general economic and seasonal factors.
We could be exposed to unknown liabilities of Sunstone China and Sunstone, which could cause us to incur substantial financial obligations and harm our business.
          If there are liabilities of Sunstone China and Sunstone of which we are not aware, in all likelihood, we have assumed these liabilities and may have little or no recourse against the sellers. If we were to discover that there were intentional misrepresentations made to us by the individuals (or their representatives) that sold Sunstone China to us, we would explore all possible legal remedies to compensate us for any loss, including our rights to indemnification under the applicable purchase agreement. However, there is no assurance that legal remedies would be available or collectible. If such unknown liabilities exist and we are not fully indemnified for any loss that we incur as a result thereof, we could incur substantial financial obligations, which could adversely affect our financial condition and harm our business.
We may be unable to obtain additional capital when necessary and on terms that are acceptable to us.
          Our future capital requirements will depend on many factors, including our ability to maintain our existing cost structure and return on sales and execute our business and strategic plans as currently conceived. We expect that we will need significant additional cash resources to operate and expand our business in the future and we may attempt to raise additional funds through public or private equity financing or from other sources. The sale of additional equity securities could result in additional dilution to our stockholders. Additional indebtedness would result in additional debt service obligations and could result in operating and financing covenants that would restrict our operations. In addition, financing may not be available in amounts or on terms acceptable to us, if at all. If we are not able to raise additional capital through fund raising activities we could be forced to curtail some of the currently anticipated expenditures in the above mentioned areas. Should we be forced to do this it could have an impact on our anticipated future growth.
We may be unsuccessful in attracting or retaining key sales, marketing and other personnel.
          The success of our business is dependent on our ability to attract and retain highly skilled managers and sales and marketing personnel. Beijing Medpharm Co. Ltd., or BMP China, Sunstone and Beijing Wanwei Pharmaceutical Co., Ltd., or Wanwei, sales and marketing personnel carry out critical promotional and sales activities of BMP China, Sunstone and Wanwei. We depend, and will continue to depend in the foreseeable future, on the personal efforts and abilities of David Gao, our chief executive officer, Zhiqiang Han, our President, China, Fred M. Powell, our chief financial officer, and Yanping Zhao, our corporate vice president, and other officers and key employees. The loss of these officers or our other key management persons could harm our business and prospects for growth. There is intense competition for qualified sales and marketing personnel, and we may be unable to attract, assimilate or retain additional qualified sales and marketing personnel on a timely basis. Our inability to retain key personnel or the failure to attract additional qualified personnel could harm our development and results of operations. In addition, as we plan to expand in China, we will need to attract additional qualified managerial staff and other personnel. We may have difficulty in hiring and retaining a sufficient number of qualified personnel to work in China. This may impede the development of our distribution business and the expansion of our business in China.
The company’s failure to retain current key employees and attract additional qualified personnel could prevent it from implementing its business strategy or operating its business effectively and from achieving the full benefits of the acquisition.
          In addition to the abilities and continued services of our current executive management team, the combined company’s success depends in large part on the abilities and continued service of each of the current executives of Sunstone China and Sunstone, as well as our other key employees. Although we have employment agreements in place with each of our current executive officers, the combined company may not be able to retain the services of these individuals and the loss of their services, in the absence of adequate replacements, would harm the combined company’s ability to implement its business strategy and operate its business effectively.
          In addition, in order to support the company’s continued growth, we will be required to effectively recruit, develop and retain additional qualified management. If we are unable to attract and retain additional necessary personnel, it could delay or hinder the combined company’s plans for growth. Competition for such personnel is intense, and there can be no assurance that the combined company will be able to successfully attract, assimilate or retain sufficiently qualified personnel. The failure to retain and attract necessary personnel could prevent the combined company from achieving the full benefits of the acquisition and executing its planned growth strategy.
We may be unable to manage our growth effectively.
          Our business strategy is based on the assumption that we will acquire additional distribution channels in the future and that the number of our customers and the extent of our operations will grow. Our ability to compete effectively and to manage our future growth, if any, requires us to:
•	continue to improve our financial and management controls and reporting systems and procedures to support the proposed expansion of our business operations as a result of our acquisition of Sunstone and the acquisition of any additional distribution channels in the future; and

•	locate or hire, at reasonable compensation rates, qualified personnel and other employees necessary to expand our capacity in order to accommodate the proposed expansion of our business operations.
          If we are unable to accomplish any of these objectives, we will be unsuccessful in effectively managing our growth, which could harm our business, operating results and financial condition.
We only offer products and services related to pharmaceuticals and if demand for these products and services decreases, or if competition increases, we will have no other ways to generate revenue.
          Our future results depend on continued market acceptance of pharmaceutical products and services in China and our ability to continue to adapt to the changing needs of our customers. Any reduction in demand or increase in competition in the market for pharmaceutical products and services could have a material adverse effect on our business, operating results and financial condition.
Product sales by Sunstone are concentrated in a limited number of products.
          Sunstone derives a substantial portion of its revenue from the sales of Pediatric Paracetamol and Amantadine Hydrochloride Granules, Xiao’er Huatan Zhike Granules, Xiao’er Kechuan Ling Oral Solution, Jianer Xiahoshi Oral Solution, and Compound Zedoary Turmeric Oil. As Sunstone China expects sales of these products to continue to comprise a substantial portion of total revenues in the future, any factors adversely affecting the sales of any of these products will have a material adverse effect on Sunstone China’s business, financial condition and results of operations.

Competition for sales to pharmaceutical distributors in China is intense.
          Sunstone sells its products to approximately 350 pharmaceutical distributors in China. Sales to distributors account for substantially all of Sunstone’s revenues. Sunstone does not have distribution agreements longer than two years and competes for desired distributors with other pharmaceutical manufacturers. Consequently, maintaining relationships with existing distributors and replacing distributors may be difficult and time-consuming. Any disruption of Sunstone’s distribution network, including its failure to renew its existing distribution agreements with desired distributors, could negatively affect its ability to effectively sell its products and could materially and adversely affect its business, financial condition and results of operations.
Our business strategy to use our marketing arm to create demand for products that we will offer exclusively through a distribution arm may fail.
          Our business strategy depends in large part on our ability to establish exclusive distribution and marketing relationships with pharmaceutical and medical device manufacturers and to leverage our marketing arm to create demand for products that we will distribute exclusively through a distribution arm. A number of factors could hinder the success of this strategy, including, among other things, our failure to:
•	obtain a sufficient number of effective distribution channels, whether through internal growth or strategic acquisition;

•	create sufficient demand for products that we will distribute exclusively; and

•	enter into and maintain exclusive distribution and marketing relationships with pharmaceutical manufacturers on profitable terms.
          If we are unable to implement this strategy effectively, our business, operating results and financial condition could suffer.
Because we only recently became subject to the reporting requirements of the Exchange Act, we have limited experience in complying with public company obligations. Attempting to comply with these requirements will increase our costs and require additional management resources and we still may fail to comply.
          Our ability to maintain effective internal control over financial reporting may be limited by, among other things, differences between generally accepted accounting principles in China and generally accepted accounting principles in the United States, or GAAP, and difficulties in implementing proper segregation of duties due to the lack of available qualified accounting personnel in the China marketplace. If in the future we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities.
          While we plan to expand our staff to respond to Exchange Act reporting requirements, we may encounter substantial difficulty attracting qualified staff with requisite experience due to the high level of competition for experienced financial professionals. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve and that our operations are primarily in China, where the regulatory environment is different from that of the United States, we may be unable to comply with applicable deadlines.
If we are unable to continue to satisfy the regulatory requirements relating to internal controls, or if our internal controls over financial reporting are not effective, our stock price could decline.
          The existence of any significant deficiencies in our internal control over financial reporting could, and the existence of material weaknesses in our internal control over financial reporting would, preclude management from concluding that our internal control over financial reporting in the relevant time period is effective. If management or our independent auditors determine in the future that our internal control over financial reporting is not effective, our stock price could decline and we could be subject to investigations or sanctions by regulatory authorities, which could have a material adverse effect on our business, operating results and financial condition.
The auditors of Sunstone China have determined that there are a material weakness and significant deficiencies in the internal controls over financial reporting of Sunstone China.
          In connection with their audit of the financial statements of Sunstone China as of December 31, 2006 and September 30, 2007 and for the year ended December 31, 2006 and the nine-month period ended September 30, 2007, the independent auditors of Sunstone China issued a report to the Chairman of the Board of Sunstone China noting that the internal controls of Sunstone China may be insufficient to detect in a timely manner misstatements that could occur in financial statements of Sunstone China in amounts that may be material.
          In connection with their audit of the financial statements of Sunstone China as of December 31, 2007 and for the two-month period ended December 31, 2007, the independent registered public accounting firm of Sunstone China issued another report to the Chairman of the Board of Sunstone China noting that the internal controls of Sunstone China may be insufficient to detect in a timely manner misstatements that could occur in financial statements of Sunstone China in amounts that may be material.
          Both reports reported one material weakness and a number of significant deficiencies in the internal controls over financial reporting of Sunstone China. The term material weakness means a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement in financial statements will not be prevented or detected on a timely basis. The term significant deficiency means a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of financial reporting.
          The reported material weakness of Sunstone China related generally to the financial reporting process, including accounts closing and financial statement preparation. The auditors noted that Sunstone China had no clear process, schedule, segregation of duties or review with respect to its financial reporting process and had an accounting and financial reporting team without sufficient knowledge of GAAP. The reported significant deficiencies of Sunstone China reported related generally to (i) failure to properly recognize sales and the related accounts receivable, (ii) failure to regularly reconcile delivery of inventories with vendor invoices, (iii) the lack of controls over monitoring and recording of related-party transactions, (iv) failure to properly record property, plant and equipment upon receipt, (v) failure to properly recognize research and development expenses and (vi) lack of timely reconciliation of accounting records with the underlying transactions.
          Now that we own all of the issued share capital of Sunstone China, we are in the process of improving the internal controls over financial reporting of Sunstone China. We have added accounting and finance personnel to oversee internal controls for financial reporting and the company has implemented several reconciliation processes with regards to invoicing and sales reports, inventory receipts to vendor invoices, plant and equipment receipts and related party transactions. We have implemented an R&D Progress report which is prepared by the research department and is reviewed by finance to provide for timely recognition of research and development costs. We have held two training sessions for our accounting staff on US and China GAAP adjustments. In addition, we have engaged independent consultants to review and test our financial report closing.
          The implementation of this process began during the second quarter of fiscal 2008 and is expected to be completed during 2008. We do not believe that the costs associated with these improvements will have a material adverse effect on our financial condition. However, despite these steps, we may experience reportable conditions, material weaknesses and significant deficiencies in the future, which, if not remediated, may render us unable to detect in a timely manner misstatements that could occur in our financial statements in amounts that may be material. We cannot assure you that our auditors will determine that the material weakness and significant deficiencies have been remedied by the end of our fiscal year ended December 31, 2008.
We may not achieve our projected development goals in the time frames we announce and expect.
          We set goals for timing of the accomplishment of objectives material to our success, such as the receipt of regulatory approval for our acquisitions, commencement and completion of clinical trials, anticipated regulatory submission and approval dates and timing of product launches. The actual timing of these events can vary dramatically due to factors beyond our control, such as delays or failures in our clinical trials, the uncertainties inherent in the regulatory approval process and delays in achieving manufacturing or marketing arrangements sufficient to commercialize our products. There can be no assurance that our clinical trials will be completed, that we will make regulatory submissions or receive regulatory approvals as planned or that we will be able to adhere to our current schedule for the launch of any of our products. Any failure to achieve one or more of these milestones as planned could have a material adverse effect on our business, operating results and financial condition.
We are a holding company with no operations of our own and depend on our subsidiaries for revenue.
          We are a holding company with no significant assets other than our equity interests in BMP China, Wanwei and Sunstone China. We rely on dividends, loans and other payments to us by BMP China, Wanwei, Sunstone China and any other future acquired entities in China. As of September 30, 2008, we had an accumulated deficit of approximately $32.2 million. Accordingly, our ability to make payments on indebtedness we may incur and to distribute dividends to our stockholders is dependent on the earnings, and the distribution of funds from, our subsidiaries. However, BMP China and Wanwei have incurred significant operating losses since their inceptions. If these losses continue, we may not be able to pay dividends or service any debt that we may incur. In addition, if BMP China, Wanwei, Sunstone China or any future subsidiaries incur indebtedness of their own in the future, the instruments governing such indebtedness could restrict their ability to pay dividends or make other distributions to us, which in turn would limit our ability to make payments on indebtedness we may incur and to distribute dividends to our stockholders.
          In addition, our corporate structure may restrict the distribution of dividends to our stockholders since Chinese regulations permit payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. According to these standards and regulations, BMP China, Wanwei and Sunstone are, and any future subsidiaries will be, required to set aside a portion of their after-tax profits to maintain certain reserve funds that may not be distributed as cash dividends.
Risks Relating to Our Acquisitions
Because we do not or will not initially have majority control of a number of our subsidiaries and joint ventures, we are dependent on the majority owners of these subsidiaries and joint ventures to operate these enterprises in a manner consistent with our plans and requirements.
          Although our agreements with the other owners of these subsidiaries and joint ventures give us certain rights to influence their management and operations, ultimately these enterprises may not be operated in a manner with which we agree or consistent with our own business plans and goals. The other owners might not take sufficient action to prevent the occurrences of illicit activities by their employees and agents, and they may not maintain financial controls and reporting functions and compliance functions sufficient to meet our requirements as a publicly traded company in the United States. Any of these activities, or failures to take action, by the majority owners of these enterprises that is inconsistent with our plans or requirements could have a material adverse effect on our operations and financial condition. Moreover, under certain circumstances we could be forced to dispose of our minority interests in these subsidiaries and joint ventures, and there can be no assurance that we would be able to dispose of these interests on terms favorable to us or at all.
Risks Relating to Doing Business in China
We face increased risks of doing business due to the extent of our operations in China.
          Our operating subsidiaries, BMP China, Wanwei and Sunstone, are organized and located in China. China currently is transitioning to a market-developed socialist economy. There are significant political and economic tensions resulting from this transition that could affect the business environment in China. Our efforts to expand into China pose special risks that could adversely affect our business. Doing business in China also will subject us to the customary risks of doing business in foreign countries. These risks include, among others, the effects of:
•	fluctuations in foreign currency exchange rates and controls;

•	competitive disadvantages to established foreign businesses with significant current market share and business and customer relationships;

•	nationalization;

•	tax and regulatory policies of local governments and the possibility of trade embargoes;

•	political instability, war or other hostilities; and

•	laws and policies of the United States and China affecting foreign trade and investment.
          Any of these risks could cause significant interruptions in our distribution and other operations, which would adversely affect our ability to conduct business in China and our financial condition, results of operations and business.

Fluctuations in the Chinese Renminbi could adversely affect our results of operations.
          Substantially all of our revenues, profits, cash flows and assets have been, and we expect will continue to be, derived in China and be denominated in Chinese currency, or RMB. The value of the RMB, which is controlled and adjusted periodically by the Chinese government, fluctuates and is subject to changes in the political and economic conditions in China. On December 31, 2008, the exchange rate of United States dollar to RMB was approximately 1 to 6.8542. Any devaluation of the RMB could adversely affect the value of our common stock in foreign currency terms because we will receive substantially all of our revenues in RMB. Fluctuations in exchange rates also could adversely affect the value, translated or converted into United States dollars, of our net assets, earnings and any declared dividends. In addition, a devaluation of the RMB is likely to increase the portion of our cash flow required to satisfy any foreign currency denominated obligations.
Government control of currency conversion could adversely affect our operations and financial results.
          Substantially all of our revenues are in RMB, which currently is not a freely convertible currency. Any restrictions on currency exchange may limit our ability to use revenue generated in RMB to fund our business activities outside of China or to make dividend payments in United States dollars. Under China’s existing foreign exchange regulations, the RMB is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loan or investment in securities outside of China without the prior approval of China’s State Administration of Foreign Exchange. Foreign exchange transactions under our capital account, including foreign currency-denominated borrowings from Chinese or foreign banks and principal payments with respect to foreign currency-denominated obligations, continue to be subject to significant foreign exchange controls and require the approval of the State Administration of Foreign Exchange. These limitations could affect our ability to obtain foreign exchange through debt or equity financing, or to obtain foreign exchange for capital expenditures. In the future, the Chinese government may take measures at its discretion to restrict access to foreign currencies for current account transactions if foreign currencies become scarce in China. We may be unable to pay dividends in United States dollars or other foreign currencies to our stockholders if the Chinese government restricts access to foreign currencies for current account transactions.
The ability of our Chinese operating subsidiaries to pay dividends may be restricted due to our corporate structure.
          Substantially all of our operations are conducted in China and substantially all of our revenues are generated in China. As wholly foreign-owned enterprises, BMP China, Wanwei and Sunstone are required to establish reserve funds and staff and workers’ bonus and welfare funds, each of which is appropriated from net profit after taxation but before dividend distributions in accordance with Chinese law. BMP China is required to allocate at least 10% of their net profits to the reserve fund until the balance of this fund has reached 50% of BMP China’s or Wanwei’s registered capital, which, as of September 30, 2008, was approximately $4.1 million and $4.7 million.
          In addition, the profit available for distribution from our Chinese subsidiaries is determined in accordance with generally accepted accounting principles in China. This calculation may differ from the one performed under GAAP. As a result, we may not receive sufficient distributions from our Chinese subsidiaries to enable us to make dividend distributions to our stockholders in the future and limitations on distributions of the profits of BMP China, Wanwei and Sunstone could negatively affect our financial condition and assets, even if our GAAP financial statements indicate that our operations have been profitable.
We may be restricted in our ability to transfer funds to our Chinese operating subsidiaries, which may restrict our ability to act in response to changing market conditions.
          Any transfer by us of funds to our Chinese subsidiaries through a stockholder loan and the ability for our Chinese subsidiaries to obtain an RMB loan secured by us or other foreign institutions are subject to registration with China’s State Administration of Foreign Exchange. If the sum of the aggregated medium-term and long-term external debts, the outstanding short-term external debts and RMB loans secured by foreign institution(s) of a Chinese subsidiary is less than the difference between its total investment amount and its registered capital, the Chinese subsidiary is required to apply to the appropriate examination and approval authority to increase its total investment amount. Accordingly, any transfer of funds from us, directly or indirectly, to any of our Chinese subsidiaries by means of increasing its registered capital is subject to approval by the appropriate examination and approval authorities in China. This limitation on the free flow of funds between us and our Chinese subsidiaries may restrict our ability to react to changing market conditions.
China’s economic, political and social conditions, and its government policies, could adversely affect our business.
          Substantially all of our operations are conducted in China and substantially all of our revenues are derived in China. Accordingly, our results of operations, financial condition and prospects are subject, to a significant degree, to economic, political and legal developments in China. The economy of China differs from the economies of most developed countries in many respects, including:

•	level of government involvement;

•	economic structure;

•	allocation of resources;

•	level of development;

•	inflation rates;

•	growth rate; and

•	control of foreign exchange.
          The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industrial development. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency–denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.
A slowdown of the Chinese economy could adversely affect our growth and profitability.
          Our financial results have been, and are expected to continue to be, affected by conditions in the Chinese economy and pharmaceutical industry. Although the Chinese economy has grown significantly in the past decade, it is unclear whether the slowdown in the Chinese economy during the second half of 2008 will continue and what impact it will have on our financial results. There can be no assurance that the current slowdown will not have a negative impact on our business.
The legal system in China has inherent uncertainties that could limit the legal protections available to us.
          We currently conduct our business primarily through our wholly owned operating subsidiaries, BMP China, Wanwei and Sunstone China, and expect in the future to conduct our business through BMP China, Wanwei, Sunstone and other subsidiaries organized in China that we acquire, which are and will be organized in China. These subsidiaries generally are subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. In addition, we depend on several affiliated entities in China to honor their service agreements with us. Chinese law governs almost all of these agreements, and disputes arising out of these agreements are expected to be decided by arbitration in China. The Chinese legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, Chinese legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and the Chinese legal system continues to evolve, the interpretations of many laws, regulations and rules are not always uniform, and enforcement of these laws, regulations and rules involves uncertainties that may limit remedies available to us. Any litigation in China may be protracted and may result in substantial costs and diversion of resources and management attention. In addition, China may enact new laws or amend current laws that may be detrimental to us, which may have a material adverse effect on our business operations.
We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.
          We are subject to the United States Foreign Corrupt Practices Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We have operations and agreements with third parties and we make sales in China, which is known to experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our company or the companies in which we invest that could be in violation of various laws including the FCPA, even though these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our company or the companies in which we invest may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.
Remedial measures undertaken by Sunstone may not prevent recurrences of certain of its historical business practices.
          In the course of our due diligence activities in connection with the acquisition of 49% of the issued share capital of Sunstone China, we learned that certain Sunstone employees made unauthorized payments to hospitals and physicians in order to promote Sunstone’s products. Prior to the completion of our acquisition of the 49% interest in Sunstone, we required Sunstone to supplement existing remedial measures with the necessary elements of a compliance program in order to provide us with reasonable assurance that no such practices will occur at Sunstone after we acquired our 49% interest. If these practices continue at Sunstone, in addition to any liabilities Sunstone may face under Chinese law, to the extent that Sunstone employees make any illicit payments to government-owned hospitals or government-employed physicians, we may be exposed to liabilities under the FCPA. Any determination that we violated the FCPA could subject us to civil and criminal penalties, including fines and debarment from certain United States government programs and licenses, any or all of which could have a material adverse effect on our business, financial condition and results of operations.
We have limited business insurance coverage in China.
          The insurance industry in China is still in an early stage of development. Insurance companies in China offer limited business insurance options. As a result, we have not maintained, and currently do not maintain, any liability, hazard or other insurance covering our services, business, operations, errors, acts or omissions, personnel or properties. To the extent that we are unable to recover from others for any uninsured losses, such losses could result in a loss of capital and significant harm to our business. If any action, suit and/or proceeding is brought against us and we are unable to pay a judgment rendered against us and/or defend ourselves against such action, suit and/or proceeding, our business, financial condition and operations could be negatively affected.
We may be deemed as a PRC resident enterprise under the new PRC Enterprise Income Tax Law and be subject to the PRC taxation on our worldwide income.
          Under the new PRC Enterprise Income Tax Law, or the new PRC EIT Law, that took effect on January 1, 2008, enterprises established outside of China whose “de facto management bodies” are located in the PRC are considered “resident enterprises” and will generally be subject to the enterprise income tax at a uniform rate of 25% on their worldwide income, unless they qualify under certain limited exceptions. The implementation rules define the “de facto management body” as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. If the PRC tax authorities subsequently determine that we or any of our non-PRC subsidiaries should be classified as a resident enterprise, then our worldwide income may be subject to the enterprise income tax at the rate of 25%, which would have a material adverse effect on our business, financial condition and results of operations.
Dividends payable by us to our foreign investors and gain on the sale of our shares may become subject to withholding taxes under the PRC tax laws.
          Under the new PRC EIT Law and its implementation regulations issued by the PRC State Council, a 10% withholding tax will be imposed on dividends, interest, royalties and capital gains payable to recipients who are not tax resident of the PRC (in certain cases, the withholding tax rate on outgoing interest has been reduced to 7%, royalties to 6% and dividends to 5%).
          It remains unclear how the PRC tax authority will determine the sources of such income in the case of transfer of shares of an offshore company which holds shares/equity interests in a PRC operating company. The PRC tax authorities may invoke the general anti-tax avoidance provisions under the EIT Law to disregard the form and look to the substance of the transactions to determine if the dividends, capital gains and other passive income of tax non-PRC residents are subject to PRC withholding tax.
          Therefore, it is unclear whether the dividends we pay with respect to our ordinary shares or the gain a shareholder realize from the transfer of our ordinary shares, would be treated as income derived from sources within the PRC and be subject to withholding tax under the PRC EIT Law. It is also unclear regarding the method of payment of such tax under the PRC EIT Law. If we are required to deduct PRC withholding tax on our dividends payable to our foreign stockholders, or if PRC withholding tax is payable on the gains realized from the transfer of our ordinary shares, the value of an investment in our shares may be materially and adversely affected.

Failure by our stockholders or beneficial owners who are PRC citizens or residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liabilities under PRC laws, which could adversely affect our business and financial condition.
          In October 2005, the State Administration of Foreign Exchange, or the SAFE, issued Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE Circular 75 states that since October 2005, PRC citizens or residents must register, prior to establishing or controlling an offshore entity, with the SAFE or its local branch in connection with their establishment or control of the offshore entity established or controlled for the purpose of overseas equity financing involving an investment whereby the offshore entity acquires or controls onshore assets or equity interests from the PRC citizens or residents.
          In addition, such PRC citizens or residents must update their SAFE registrations when the offshore SPV undergoes material events relating to increases or decreases in investment amount, transfers or exchanges of shares, mergers or divisions, long-term equity or debt investments or external guarantees, or other material events that do not involve return investments. To further clarify the implementation of SAFE Circular 75, on May 29, 2007, the SAFE issued SAFE Circular 106. Under SAFE Circular 106, PRC subsidiaries of an offshore company governed by SAFE Circular 75 are required to coordinate and supervise the filing of SAFE registrations in a timely manner by the offshore holding company’s stockholders who are PRC citizens or residents. If these stockholders fail to comply, the PRC subsidiaries are required to report to the local SAFE authorities. Therefore, if any of our stockholders who are PRC citizens or residents do not complete their registration with the SAFE or its local branch, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries.
          We have notified our stockholders who, to our knowledge, are PRC residents or citizens to register with the local SAFE branch as required under the SAFE regulations. Mr. Han Zhiqiang and Mr. Tong Zhijun have notified us that they have submitted their application to the local SAFE branch with respect to their holdings in us and Sunstone China but have not received any feedback from the local SAFE branch.
          There is no assurance that their registration could be successfully made. Their failure to register could subject us and our subsidiaries to potential fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions dividends, or affect our ownership structure, which would adversely affect our business, financial condition and results of operations.
          Further, since we are a public company in the United States and our stockholders often hold their shares in street name, we may not be fully aware or informed of the identities of all our beneficial owners who are PRC citizens or residents, and we may not always be able to compel our beneficial owners to comply with the SAFE Circular 75 requirements. As a result, we cannot assure you that all of our stockholders or beneficial owners who are PRC citizens or residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by SAFE Circular 75. Failure to register by these stockholders could subject us and our subsidiaries to, among other things, potential fines or legal sanctions.
We may be subject to fines and legal sanctions imposed by the SAFE or other PRC government authorities if we or our PRC employees fail to comply with recent PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens.
          On March 28, 2007, the SAFE issued Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plan or Stock Option Plan of Overseas-Listed Company, or the Stock Option Rule. Under the Stock Option Rule, PRC citizens who have been granted stock options by an offshore listed company are required, through a PRC agent or PRC subsidiary of the offshore listed company, to register with the SAFE and complete certain other procedures. Although we are planning to make the registration, we and our PRC employees who have been granted stock options by us have not submitted the registration with the SAFE. There is no assurance that such registration will be successful. . Our failure to register could subject us and our employees to potential fines or legal sanctions, restrict our overseas or crossborder investment activities, limit our subsidiaries’ ability to make distributions dividends, or affect our ownership structure, which would adversely affect our business, financial condition and results of operations.

Risks Relating to Pharmaceutical Distribution in China and Wanwei and Sunstone
The absence of express laws and regulations in China regarding foreign investment in China’s pharmaceutical distribution sector may cause uncertainty.
          Pursuant to China’s Administrative Measures on the Foreign Investment in Commercial Sector, as of December 11, 2004, foreign enterprises are permitted to establish or invest in wholly foreign-owned enterprises or joint ventures that engage in wholesale or retail sales of pharmaceuticals in China subject to the implementation of relevant regulations. However, no specific regulation in this regard has been promulgated to date. If specific regulations are not promulgated, or if any promulgated regulations contain clauses that will cause an adverse impact to our current and future acquisitions in China, our operations and business strategy will be adversely affected.
Wanwei may be unable to obtain renewals of necessary pharmaceutical distribution permits.
          Under Chinese law, all pharmaceutical wholesale and retail enterprises engaging in the pharmaceutical distribution business must obtain a pharmaceutical distribution permit, and must comply with Good Supply Practices, or GSP, standards and obtain a GSP certificate. Both the permit and certificate are valid for five years and are subject to renewal and reassessment by the relevant Chinese authorities, and the standards of compliance required in relation thereto may from time to time be subject to change. Any changes in compliance standards, or any new laws or regulations that prohibit or render it more restrictive for Wanwei or other pharmaceutical distribution enterprises we may acquire in the future to conduct their business or that increase their compliance costs may adversely affect their or our operations and profitability.
          Wanwei has previously obtained a GSP certificate and pharmaceutical distribution permit. Wanwei is in the process of renewing its GSP certificate which will expire on April 16, 2013. Wanwei’s pharmaceutical distribution permit will expire on February 2, 2010. Although we do not believe that Wanwei will be unable to obtain renewals of its GSP certificate and pharmaceutical distribution permit in the future, its ability to do so is primarily outside of its or our control. Any failure by Wanwei to obtain renewals of its GSP certificate or pharmaceutical distribution permit may have a material adverse effect on its operations by restricting its ability to carry out its pharmaceutical distribution business, among other things.
Anti-corruption measures taken by the Chinese government to correct improper sales practices in the pharmaceutical industry could adversely affect our revenue and reputation.
          The Chinese government has recently taken anti-corruption measures to correct corrupt practices. In the pharmaceutical industry, such practices include, among others, acceptance of kickbacks, bribery or other illegal gains or benefits by the hospitals and medical practitioners from pharmaceutical manufacturers in connection with the prescription of a certain drug. While we maintain strict anti-corruption policies, these policies may not be effective. We are aware of past violations of these anti-corruption measures by employees of companies we have acquired or are in the process of acquiring. If the Chinese government takes enforcement action against us as a result of improper sales practices, our inventory may be seized and our practices may be investigated. If this occurs, our sales and reputation may be materially and adversely affected.
          In addition, Chinese government—sponsored anti-corruption campaigns from time to time could have a chilling effect on our efforts to reach new hospital customers. Our sales representatives primarily rely on hospital visits to better educate physicians on our products and promote our brand awareness. Recently, there have been occasions on which our sales representatives were denied access to hospitals in order to avoid the perception of corruption. If this attitude becomes widespread among our potential customers, our ability to promote our products will be adversely affected.
Price control regulations may decrease our profitability.
          The prices of certain medicines Wanwei distributes, including those listed in the Chinese government’s catalogue of medications that are reimbursable under the Insurance Catalogue, which is the official Chinese catalogue that lists drugs for which reimbursement is available, are subject to control by the relevant state or provincial price administration authorities. In practice, price control with respect to these medicines sets a ceiling on their retail price. The actual price of such medicines set by manufacturers, wholesalers and retailers cannot historically exceed the price ceiling imposed by applicable government price control regulations. Although, as a general matter, government price control regulations have resulted in drug prices tending to decline over time, there has been no predictable pattern for such decreases.
          Revenues from products distributed by Wanwei that are subject to price controls accounted for a total of approximately 57.6% and 58.2% of Wanwei’s total revenues in the years ended December 31, 2007 and 2006. Hence, the prices of these medicines could not be increased at Wanwei’s discretion above the price ceiling without prior government approval. It is uncertain whether Wanwei would be able to obtain the necessary approvals to increase the prices of these medicines. This could affect Wanwei’s ability to maximize its profits or to profitably sell these products.
          Sunstone only sells its products through distributors, the controls over retail prices could have a corresponding effect on the wholesale prices. Certain of Sunstone’s products are subject to price controls and accordingly, the price of such products could not be increased at Sunstone’s discretion above the relevant controlled price ceiling without prior governmental approval. In addition, the price of such products may also be adjusted downward by the relevant government authorities in the future. Such price controls, especially downward price adjustment, may negatively affect Sunstone’s revenue and profitability.
The bidding process with respect to the purchase of pharmaceutical products may lead to reduced revenue.
          Chinese regulations require non-profit medical organizations established in China to implement bidding procedures for the purchase of drugs. It is intended that the implementation of a bidding purchase system will be extended gradually and will cover, among other drugs, those drugs consumed in large volume and commonly used for clinical uses. Pharmaceutical wholesalers must have the due authorization of the pharmaceutical manufacturers in order to participate in the bidding process. If, for the purpose of reducing the bidding price, pharmaceutical manufacturers participate in the bidding process on their own and enter into purchase and sales contracts with medical organizations directly without authorizing a pharmaceutical distributor, the revenue of Wanwei or any other subsidiaries that we may acquire in the future, whose main business is pharmaceutical distribution, may be adversely affected.
          Even though Wanwei has established long-term business relationships with many medical organizations, if a pharmaceutical manufacturer whose products we do not distribute is awarded a contract under the bidding process, the medical organization that initiated the bidding process will be restricted under its agreement with the winning bidder from purchasing similar products from Wanwei.
If the medicines Wanwei distributes and Sunstone manufactures are replaced by other medicines or are removed from China’s Insurance Catalogue in the future, our revenue may suffer.
          Under Chinese regulations, patients purchasing medicines listed by China’s state and/or provincial governments in the Insurance Catalogue may be reimbursed, in part or in whole, by a social medicine fund. Accordingly, pharmaceutical distributors prefer to engage in the distribution of medicines listed in the Insurance Catalogue. Currently, the main products that Wanwei distributes are listed in the Insurance Catalogue. The content of the Insurance Catalogue is subject to change by the Ministry of Labor and Social Security of China, and new medicines may be added to the Insurance Catalogue by provincial level authorities as part of their limited ability to change certain medicines listed in the Insurance Catalogue. If the medicines Wanwei distributes are replaced by other medicines or removed from the Insurance Catalogue in the future, Wanwei’s revenue may suffer.
Risks Relating to Our Common Stock
Investors in this offering will pay a higher price than the book value of our stock and therefore, will incur immediate dilution.
          If you purchase common stock in this offering, you will incur immediate dilution of $2.38, representing the difference between our net tangible book value per share as of September 30, 2008 after giving effect to this offering at a public offering price of $3.20 per share and deducting the estimated placement agency fees and estimated offering expenses payable by us and an offering in October 2008 for 437,546 shares. As of September 30, 2008, there were options to purchase 3,184,183 shares of our common stock outstanding having a weighted average exercise price of $5.21 per share and warrants to purchase 1,792,693 shares of our common stock outstanding having a weighted average exercise price of $10.87 per share. To the extent these outstanding options and warrants are ultimately exercised, you will incur further dilution.
There may not be a viable public market for our common stock.
          Our common stock has only been traded on The NASDAQ Global Market since June 7, 2007 and prior to that, from August 10, 2006 to June 6, 2007, our common stock was traded on The NASDAQ Capital Market, and an active trading market may not develop or be sustained. We have never declared or paid any cash dividends on our capital stock, and we currently intend to retain all available funds and any future earnings to support operations and finance the growth and development of our business and do not intend to pay cash dividends on our common stock for the foreseeable future. Therefore, investors will have to rely on appreciation in our stock price and a liquid trading market in order to achieve a gain on their investment. The market prices for securities of pharmaceutical distribution companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. From August 2006 through February 9, 2009, the trading prices for our common stock ranged from a high of $13.40 to a low of $3.20.

Sales of substantial amounts of our common stock in the public market could depress the market price of our common stock.
          Since June 7, 2007, our common stock has been traded on The NASDAQ Global Market. From August 10, 2006 to June 6, 2007, our common stock was traded on The NASDAQ Capital Market. If our stockholders sell substantial amounts of common stock in the public market, including common stock issuable upon the exercise of outstanding warrants and options, or the market perceives that such sales may occur, the market price of our common stock could fall and we may be unable to sell our common stock in the future. We had 40,246,410 shares of common stock outstanding as of February 12, 2009. 7,907,484 of these outstanding shares are held by Abacus Investments Limited, 5,832,169 by Artis Capital Management, LP who may be deemed to be our “affiliate” as that term is defined under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, and would be subject to Rule 144. On January 27, 2009, Abacus filed a Schedule 13D/A, indicating that its board of directors had approved a plan of complete liquidation and it was planning on making a pro rata distribution of all 7,907,484 shares of our common stock that it held to its shareholders in February 2009. If these shareholders are not affiliates of the Company, they may sell all of their shares of our common stock at any time. Sales of substantial amounts of our common stock over limited time periods would likely materially decrease the market price of our common stock.
Our common stock may experience extreme price and volume fluctuations, which could lead to costly litigation for us and make an investment in us less appealing.
          The market price of our common stock may fluctuate substantially due to a variety of factors, including:
•	announcements concerning our competitors or the pharmaceutical distribution industry in general;

•	rate of sales and customer acceptance;

•	changing factors related to doing business in China;

•	interruption of supply or changes in our agreements with manufacturers or distributors;

•	new regulatory pronouncements and changes in regulatory guidelines and timing of regulatory approvals;

•	general and industry-specific economic conditions;

•	additions to or departures of our key personnel;

•	variations in our quarterly financial and operating results;

•	changes in market valuations of other companies that operate in our business segments or in our industry;

•	lack of adequate trading liquidity;

•	announcements about our business partners;

•	changes in accounting principles; and

•	general market conditions.
          The market prices of the securities of early-stage companies, particularly companies like ours without consistent product revenues and earnings, could be highly volatile. In the past, companies that experience volatility in the market price of their securities have often faced securities class action litigation. Whether or not meritorious, litigation brought against us could result in substantial costs, divert our management’s attention and resources and harm our financial condition and results of operations.
No market will exist for the sale of warrants.
          There is no established trading market for the warrants to be issued in this offering and no market is expected to exist for the warrants in the future. The warrants will not be listed for trading on any stock exchange. The holders of warrants are not likely to be able to trade the warrants and may be forced to convert the warrants in order to sell or transfer their interest in the warrant.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus supplement, the prospectus and the documents incorporated by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. All statements other than statements of historical fact included in or incorporated by reference into this prospectus regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures are forward-looking statements.
     The words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve known and unknown risks, uncertainties and achievements, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain, including, among others, difficulties in acquiring complementary businesses or in integrating acquired businesses; delays in product introduction and marketing or interruptions in supply; our inability to compete successfully against new and existing competitors; adverse economic, political or social conditions in China; our inability to attract and retain key personnel; our inability to effectively market our services or obtain and maintain arrangements with manufacturers and distributors and a slowdown in the Chinese economy.
     In addition, you should refer to the “Risk Factors” section of this prospectus for a discussion of other factors that may cause our actual results to differ materially from those implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

USE OF PROCEEDS
          We expect to receive approximately $3 million in net proceeds from the sale of the units in this offering, after deducting commissions, fees and expense reimbursement paid the placement agents in an amount not to exceed 8% of the aggregate proceeds of this offering and after deducting estimated offering expenses payable by us. Pending the use of the net proceeds, we may invest the net proceeds in investment grade, interest-bearing securities.
          We intend to use the net proceeds from this offering to repay a portion of the $12.65 million outstanding of 10.0% senior secured promissory notes due May 1, 2009, or the Notes, and for general corporate purposes. On November 2, 2007, we completed a private placement of $23 million principal amount of the Notes. The Notes bear interest at a rate of 10.0% per annum, payable semi-annually in arrears. The Notes are callable at the company’s option at anytime. If the Notes are called after November 1, 2008, the purchase price for the Notes is 100% of the principal amount of the Notes, plus all accrued but unpaid interest on the then outstanding principal amount. The Notes contain certain covenants and provisions that affect the company, including, without limitation, covenants and provisions that, as long as the Notes are outstanding:
•	require that the company maintain at least a 49% direct or indirect equity ownership interest in Sunstone;

•	require that the company maintain in escrow, as security for payment on the Notes, at all times, an amount equal to the interest to be paid with respect to all the Notes then outstanding on the next succeeding interest payment date;

•	restrict the company’s ability to create or incur any indebtedness senior to the Notes (subject to limited exceptions); and

•	restrict the company’s ability to redeem any shares of its capital stock, or set aside any monies for such a redemption, purchase or other acquisition.
          If an event of default exists under the Notes, the holders of the Notes are able to accelerate the maturity of all outstanding amounts, as well as exercise other rights and remedies as set forth in the Notes. The following are some of the events which would constitute an event of default under the Notes:
•	failure to pay principal or interest;

•	default of certain covenants;

•	default under any of the company’s instruments of indebtedness exceeding $1 million; and

•	bankruptcy or insolvency events involving the company.
          We will have significant discretion in the use of any net proceeds. The amounts and timing of our actual expenditures may vary significantly depending upon numerous factors, including economic or other conditions.

CAPITALIZATION
     The following table sets forth our capitalization as of September 30, 2008:
•	on an actual basis;

•	on an as adjusted basis, to give effect to the sale of 437,546 shares of common stock offered by us in an offering on October 9, 2008, at a price of $5.00 per share and after deducting the placement agent commissions, fees, reimbursable expenses and offering expenses payable by us in connection with such offering; and

•	on an as-adjusted basis, to give effect to the sale of 574,687 units offered by us in this offering, at a price of $6.40 per unit in this offering and after deducting the placement agents’ commissions, fees and reimbursable expenses and estimated offering expenses payable by us.

	As of September 30, 2008
	Actual	As Adjusted – October Financing	As Adjusted – February Financing (this offering)
Stockholders’ equity (deficit):
Preferred stock — $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—
Common stock, $.001 par value; 75,000,000 shares authorized as of September 30, 2008; 39,808,864 shares issued and outstanding as of September 30, 2008	$39,809	$40,247	41,396
Additional paid in capital	158,239,756	180,213,907	163,221,515
Common stock warrants	9,048,830	9,048,830	9,048,830
Accumulated deficit	(32,161,076)	(32,161,076)	(31,161,076)
Accumulated other comprehensive Income	8,857,367	8,857,367	8,857,367

Total stockholders’ equity	$144,024,686	$145,999,275	$149,008,032

DILUTION
     The net tangible book value of our common stock on September 30, 2008, as adjusted, was approximately $29.1 million, or approximately $0.73 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of units in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of the units in this offering at a sales price of $3.20 per share, our net tangible book value at September 30, 2008 would have been approximately $34.1 million, or approximately $0.82 per share. This represents an immediate dilution of $2.38 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Public offering price per share	$3.20
Net tangible book value per share at September 30, 2008		$0.73

Increase per share attributable to new investors for October 2008		$0.04

Increase per share attributable to new investors for February 2009 (this offering)		$0.05

Net tangible book value per share after giving effect to this offering	$0.82

Dilution per share to new investors	$2.38
     The number of shares of common stock to be outstanding after the offering is based on the number of shares outstanding as of September 30, 2008, as adjusted plus 437,546 shares of common stock sold by us in the October financing. As of that date, we had 39,808,864 shares of common stock outstanding, which does not include:
•	3,184,183 shares of common stock underlying options outstanding at a weighted average exercise price of $5.21 per share;

•	1,792,693 shares of common stock underlying warrants outstanding at a weighted average exercise price of $10.87 per share;

•	1,429,589 shares available for future grant under our stock option plan; and

•	the 437,546 shares of common stock sold by us in the October financing.

PLAN OF DISTRIBUTION
          We have engaged Oppenheimer & Co. Inc. as lead placement agent, and Susquehanna Financial Group, LLLP and Philadelphia Brokerage Corporation as co-placement agents to use reasonable efforts to solicit offers to purchase our units in this offering. The placement agents are not purchasing or selling any units pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of units. The placement agents are not obligated to, and have advised us that they will not, purchase any units for their own accounts or otherwise participate in any direct purchases of units with us. We will enter into purchase agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into purchase agreements.
          Our obligation to issue and sell shares to investors is subject to the conditions set forth in the purchase agreements, which may be waived by us in our discretion. An investor’s obligation to purchase shares is subject to conditions set forth in the purchase agreements, which may be waived by the investor.
          Unless investors instruct us otherwise, we will deliver the shares of common stock being issued to the investors electronically upon receipt of investor funds for the purchase of the units offered pursuant to this prospectus supplement, and we will issue the warrants to investors. We expect to deliver the shares of our common stock and the warrants being offered pursuant to this prospectus supplement on or about February 20, 2009.
          We have agreed to pay the placement agents commissions, fees and expense reimbursement in an amount not to exceed 8% of the aggregate proceeds of this offering. The following table shows the per share and total placement fees we will pay to the placement agents in connection with this offering.

	Per share	Total offering(1)
Oppenheimer & Co. Inc.	$0.1344	$154,476
Susquehanna Financial Group, LLLP	$0.056	$64,365
Philadelphia Brokerage Corporation	$0.0336	$38,619

(1)	Does not include expense reimbursement of up to an additional 1% of the aggregate gross proceeds of this offering.
          Philadelphia Brokerage Corporation also will be paid $301,000 pursuant to a financial advisory agreement with the company for services rendered, and to be rendered, to the company not in connection with this offering.
          Because there is no minimum offering amount required as a condition to closing of this offering, the actual total offering commissions, if any, may be substantially less than the total offering amounts set forth above.
          The placement agents have informed us that they will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.
          The placement agency agreement provides that the obligations of the placement agents are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our auditors.
          We have agreed to indemnify the placement agents and specified other persons against some civil liabilities, including liabilities under the Securities Act or the Exchange Act, and to contribute to payments that the placement agents may be required to make in respect of those liabilities.
          All of our directors and executive officers have signed lock-up agreements, pursuant to which they have agreed to not, directly or indirectly, offer, sell, agree to sell or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock, without the prior written consent of Oppenheimer & Co. Inc. for a period of 90 days after the completion of this offering.
          The placement agents do not expect sales of units offered by this prospectus supplement and the accompanying prospectus to any accounts over which they exercise discretionary authority to exceed five percent of the shares offered.
          The placement agency agreement with Oppenheimer & Co. Inc., Susquehanna Financial Group, LLLP and Philadelphia Brokerage Corporation will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.
          The placement agents or their affiliates may in the future provide investment banking, commercial banking and/or other services to us from time to time, for which they may in the future receive customary fees and expenses.

DESCRIPTION OF WARRANTS
          Each unit will include a warrant to purchase one share of our common stock. The warrants will be exercisable by the holders at any time from May 21, 2009 through and including February 20, 2014. If, as of May 21, 2009, the volume weighted average trading price, or VWAP, of common stock calculated over the 20 trading days prior to May 21, 2009 is less than $4.00 per share, the exercise price of the warrants will be reset to the greater of (i) $1.80 or (ii) the VWAP. In no event, shall the number of shares of common stock and shares of common stock underlying the warrants exceed 19.99% of the our outstanding common stock on the closing date of this offering.
          The warrants will be issued in the form of warrant certificates. The exercise price per share of common stock purchasable upon exercise of the warrant is $4.00 per share of common stock being purchased. The warrants will, among other things, include provisions for the appropriate adjustment in exercise price of the warrants and the class and number of the common shares to be issued upon exercise of the warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of our common shares, the payment of stock dividends, our amalgamation, and certain distributions.
          The shares of common stock underlying the warrants, when issued upon exercise of a warrant, will be fully paid and non-assessable, and we will pay any transfer tax, transfer agent fee or other incidental tax or expense incurred as a result of the issuance of common shares to the holder upon its exercise.
          We are not required to issue fractional shares upon the exercise of a warrant. In lieu of any fractional share that would otherwise be issuable, we will pay the warrant holder cash equal to the product of such fraction multiplied by the closing price of one common share as reported on the applicable trading market. The holder of a warrant will not possess any rights as our shareholder until such holder exercises the warrant.
          At any time in which the registration statement of which this prospectus is a part is effective, a warrant may be exercised upon delivery to us, prior to the expiry date of the warrant, of the exercise form found on the back of the warrant certificate completed and executed as indicated, accompanied by payment of the exercise price in immediately available funds for the number of common shares with respect to which the warrant is being exercised. At any time in which the registration statement of which this prospectus is a part is not effective and prior to the warrant expiry date, by proper election on the exercise form a warrant may be exercised through a cashless exercise, in which event we will issue to the holder of the warrant a number of shares determined by a formula set forth in the warrant certificate, which will result in fewer shares of common stock being issued to the holder.
          Absent a waiver by the holder, the number of shares of our common stock that may be acquired by a holder upon exercise of a warrant is limited to the extent that, following the exercise, the total number of common shares beneficially owned by the holder and its affiliates whose beneficial ownership is aggregated with the holder does not exceed 4.99% of the total number of issued and outstanding shares of our common stock. In the event a holder waives the foregoing restriction, a holder can not waive the requirement that the number of shares of our common stock that may be acquired by a holder upon exercise of a warrant be limited to the extent that, following the exercise, the total number of common shares beneficially owned by the holder and its affiliates whose beneficial ownership is aggregated with the holder does not exceed 9.99% of the total number of issued and outstanding shares of our common stock.
          The foregoing discussion of material terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrant certificate, which will be provided to each investor in this offering and will be filed on a Current Report on Form 8-K in connection with this offering.
LEGAL MATTERS
     Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Morgan Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain legal matters related to the offering will be passed upon for the placement agents by Latham & Watkins LLP.
WHERE YOU CAN FIND MORE INFORMATION
     The SEC allows us to incorporate by reference into this prospectus supplement and prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement or prospectus, to the extent that a statement contained in or omitted from this prospectus supplement and prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed: The following documents filed with the SEC are incorporated by reference in this prospectus:
•	Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2007;

•	Our Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	Our Current Reports on Form 8-K filed with the SEC on January 4, 2008, January 18, 2008, February 1, 2008, February 21, 2008, April 4, 2008, April 14, 2008, April 21, 2008, May 2, 2008, June 9, 2008, June 25, 2008, July 18, 2008, October 10, 2008, December 29, 2008, January 8, 2009, January 22, 2009, February 10, 2009 and February 13, 2009; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 9, 2006 to register our common stock under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
     You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
BMP Sunstone Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
Attn: Fred M. Powell, Chief Financial Officer
Telephone: (610) 940-1675

PROSPECTUS
BMP SUNSTONE CORPORATION
$70,000,000
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants
Units
Stock Purchase Contracts
Stock Purchase Units
BMP Sunstone Corporation may offer up to $70,000,000 of senior debt securities, subordinated debt securities, common stock, preferred stock, warrants, units, contracts to purchase shares of common stock and/or stock purchase units, from time to time. The aggregate initial offering price of all securities sold by the Company under this prospectus will not exceed $70,000,000.
This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time or issue these securities as compensation to such agents, underwriters or dealers for making such sales. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
Our common stock is traded on The NASDAQ Global Market under the trading symbol “BJGP.” On January 20, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $3.91 per share. You are urged to obtain current market quotations for our common stock.
Investing in our securities involves a high degree of risk. See “Risk Factors” commencing on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 13, 2009.

About This Prospectus
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $70,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus may not be used to sell any of the securities unless accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” beginning on page 34 of this prospectus.
In this prospectus, unless the context specifically indicates otherwise “the Company,” “we,” “us” and “our” refer to BMP Sunstone Corporation and its subsidiaries.
You should rely only on the information contained in this prospectus or in a prospectus supplement or amendment. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We may offer to sell, and seek offers to buy these securities only in jurisdictions where offers and sales are permitted. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or a prospectus supplement or amendment is accurate as of any date other than the date stated on their respective covers, regardless of the time of delivery of this prospectus or of any sale of securities.

About BMP Sunstone Corporation
BMP Sunstone Corporation (formerly known as Beijing Med-Pharm Corporation), a Delaware corporation, is a fully integrated specialty pharmaceutical company focused on the commercialization of branded prescription and over-the-counter, or OTC, products in The People’s Republic of China. Through our subsidiary, Sunstone (Tangshan) Pharmaceutical Co., Ltd., we manufacture, market and distribute OTC products in China. Through Beijing Medpharm Co. Ltd. and Beijing Wanwei Pharmaceutical Co., Ltd., we market, promote and distribute prescription products exclusively licensed from foreign pharmaceutical companies. In addition, Beijing Wanwei Pharmaceutical Co., Ltd. offers domestic pharmaceutical manufacturers in China distribution services and Beijing Medpharm Co. Ltd. offers foreign pharmaceutical manufacturers ready to enter the China markets a package of market entry services. Our services include pre-market entry analysis; clinical trial management; product registration; market research; pharmaceutical marketing to physicians, hospitals and other healthcare providers; OTC marketing to retail pharmacies; and pharmaceutical distribution.
Our principal executive offices are located at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462. Our telephone number is (610) 940-1675. Our website address is www.bmpsunstone.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

Risk Factors
Investing in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference into this prospectus, under “Risk Factors” under Item 1A of Part I of our annual report on Form 10-K for the year ended December 31, 2007, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, as amended. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Cautionary Note Regarding Forward-Looking Statements
This prospectus and the documents incorporated into this prospectus by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. All statements other than statements of historical fact included in or incorporated by reference into this prospectus regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures are forward-looking statements.
The words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve known and unknown risks, uncertainties and achievements, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain, including, among others: difficulties in acquiring complementary businesses or in integrating acquired businesses; delays in product introduction and marketing or interruptions in supply; our inability to compete successfully against new and existing competitors; adverse economic, political or social conditions in China; our inability to attract and retain key personnel; our inability to effectively market our services or obtain and maintain arrangements with manufacturers and distributors; and a slowdown in the Chinese economy.
In addition, you should refer to the “Risk Factors” section of this prospectus for a discussion of other factors that may cause our actual results to differ materially from those implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

Ratios of Earnings to Fixed Charges and to Combined Fixed Charges and Preferred Stock Dividends
Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and tax-adjusted preferred stock dividends were as follows for the periods indicated in the table below. See Exhibit 12.1 for explanation of the calculations and key terms.

						Nine Months
						Ended
	Year Ended December 31,					September 30,
	2003	2004	2005	2006	2007	2008
	(in thousands, except for ratios)
Ratio of earnings to fixed charges and preference dividends (1)	1.3	NM	NM	NM	NM	0.5
Earnings (Deficiency of Earnings) available to cover combined fixed charges and preference dividends	$33	$(2,242)	$(5,377)	$(6,639)	$(10,454)	$2,512

(1)	For purposes of computing these ratios of earnings to fixed charges and earnings to combined fixed charges and preference dividends, fixed charges consist of interest expense, including amortized discounts related to indebtedness and an estimated interest component of rent. Earnings consist of net income (loss) applicable to common stock shareholders before income taxes plus fixed charges and preference dividends, and were insufficient to cover fixed charges and preference dividends by $2,302 in 2004, $5,644 in 2005, $6,796 in 2006, $11,620 in 2007, and $2,363 for the nine months ended September 30, 2008

NM — Not meaningful

Use of Proceeds
We will receive all of the net proceeds from the sale by us of our securities registered under the registration statement of which this prospectus is a part. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, reduction or refinancing of debt or other corporate obligations, potential acquisitions of complementary businesses, potential joint ventures with or minority interests in various enterprises, research and development, the financing of capital expenditures, integration of any businesses we acquire into our existing business, and other general corporate purposes, including principally working capital and capital expenditures.
The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for specific use of the net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale. Until we use the net proceeds from the sale of the securities for these purposes, we intend to place the net proceeds in interest-bearing, investment grade securities.

Dividend Policy
We have never declared any cash dividends and do not anticipate paying cash dividends in the near future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on our results of operations, financial condition, contractual restrictions and other factors that our board of directors considers relevant.

The Securities We May Offer
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
We may sell from time to time, in one or more offerings:
•	senior debt securities;

•	subordinated debt securities;

•	common stock and related rights;

•	preferred stock;

•	warrants;

•	units;

•	stock purchase contracts; or

•	stock purchase units.
If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.
This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Description of Debt Securities
In this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Denominations, Registration and Transfer.”
General
The debt securities offered by this prospectus will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture individually as an “indenture” and collectively as the “indentures.” The trustee under each of the senior debt indenture and the subordinated debt indenture will be The Bank of New York Mellon. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the forms of indentures by following the directions outlined in “Where You Can Find More Information,” or by contacting the trustee.
The following summary briefly describes the material provisions of the indentures and the debt securities, other than pricing and related terms, which will be disclosed for a particular issuance in the applicable prospectus supplement. The summary is not complete. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. The summary below and that contained in any prospectus supplement are qualified in their entirety by reference to the applicable indenture. You should also read the particular terms of a series of debt securities, which will be described in more detail in an applicable prospectus supplement. Throughout the summary we have included parenthetical references to the indenture sections, which, except for subordination provisions addressed only in the subordinated debt, are the same in each document, to help you locate the provisions being discussed.
The indentures provide that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right, from time to time, to issue debt securities of any series previously issued. (Section 3.01)
Information in the Prospectus Supplement
The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:
• the title or designation;
• whether the debt is senior or subordinated;
• the aggregate principal amount offered and authorized denominations;
• the initial public offering price;
• the maturity date or dates;
• any sinking fund or other provision for payment of the debt securities prior to their stated maturity;
• whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;
• if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any;

• if the debt securities are floating rate debt securities, the method of calculating the interest rate;
• if the debt securities are original issue discount debt securities, their yield to maturity;
• the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;
• if other than in U.S. Dollars, the currency or currency unit in which payment will be made;
• any provisions for the payment of additional amounts for taxes;
• the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;
• whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible;
• the terms and conditions on which the debt securities may be redeemed at our option;
• any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;
• the names and duties of any co-indenture trustees, depositaries, auction agents, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;
• any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;
• the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
• if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior debt;
• the place where we will pay principal and interest;
• additional provisions, if any, relating to the defeasance of the debt securities;
• any United States federal income tax consequences relating to the offered securities, if material;
• the dates on which premiums, if any, will be paid;
• our right, if any, to defer payment of interest and the maximum length of this deferral period;
• any listing of the debt securities on a securities exchange; and
• any other specific terms of the debt securities.
We will issue the debt securities only in registered form. (Section 3.02) As currently anticipated, debt securities of a series will trade in book-entry form, and global securities will be issued in physical (paper) form.

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt and unsubordinated debt.
We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all our “senior indebtedness” (both secured and unsecured). (Section 15.01)
In general, the holders of all senior debt securities are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.
If we default in the payment of any principal of, or premium, if any, or interest or other monetary amounts on any senior indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. (Section 15.04)
If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. (Section 15.02)
Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that are declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior indebtedness will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments. (Section 15.03)
“Senior indebtedness” means:
• the principal, interest and any other amounts owing in respect of our indebtedness for borrowed money or indebtedness of others that we guarantee and indebtedness evidenced by bonds, notes, debentures or other similar instruments or letters of credit issued by us, including any senior debt securities issued under any senior debt security or letters of credit;
• all capitalized lease obligations;
• all hedging obligations;
• all obligations representing the deferred purchase price of property; and
• all deferrals, renewals, extensions and refundings of obligations of the type referred to above;
but “senior indebtedness” does not include:
• subordinated debt securities; and
• any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.
Covenants
Merger and Sale of Assets
We may not, in a single transaction or a series of related transactions:

• consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into us; or
• transfer, sell, lease or otherwise dispose of all or substantially all of our assets, unless, in either such case:
• we are the surviving company or, in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, and expressly assumes, by supplemental indentures, all of our obligations under the indentures;
• immediately after giving effect to the transaction, no default on the debt securities exists; and
• an officer’s certificate and an opinion of counsel concerning certain matters are delivered to the trustee. (Section 8.01)
Other Covenants
In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement.
Modification of the Indentures
Under the indentures, we and the relevant trustee may amend the indentures, without the consent of any holder of the debt securities to:
• evidence the succession of another obligor to the company and the assumption of the covenants in the indentures and in the debt securities by such successor;
• add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us;
• add any additional events of default;
• add or change any provision of the indentures to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;
• add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) will neither apply to any debt security created prior to the execution of the supplemental indenture nor adversely affect the rights of the holders thereof in any material respect or (ii) will become effective only when no such debt securities are outstanding;
• secure the debt securities;
• establish the form or terms of debt securities of any series as permitted in the indentures;
• establish provisions with respect to conversion rights, if any;

• reflect our consolidation or merger with or into any other person or permit the consolidation or merger of any other person with or into us, or the transfer, sale, lease or other disposition of all or substantially all of our assets, in conformity with the limitations set forth in the indentures;
• permit the issuance of uncertificated debt securities in addition to, or in place of, certificated debt securities;
• appoint a successor trustee under either indenture;
• cure ambiguities, defects or inconsistencies, provided that the amendment may not adversely affect the interests of holders of debt securities in any material respect;
• conform any provisions of the indentures to the “Description of Debt Securities” contained in this prospectus or any similar provision in an applicable prospectus supplement; or
• maintain the qualification of the indentures under the Trust Indenture Act. (Section 9.01).
We and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or such other percentage as may be specified in the applicable prospectus supplement, modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:
• change the fixed maturity of any such debt securities or the date on which any payment of interest on the debt securities is due and payable;
• reduce the principal amount or interest rate on any debt security;
• reduce the premium payable upon any redemption of the debt securities;
• reduce the amount of principal payable on the acceleration of any securities issued originally at a discount;
• change the place of payment of, or type of currency for payment of, debt securities;
• impair the right to sue for the enforcement of any payment of principal, any installment of interest or premium on or after the maturity (including in connection with a redemption, on or after the redemption date) of the debt securities;
• adversely affect the right, if any, to convert such debt securities, or modify the provisions of the indentures with respect to the ranking of the debt securities in a manner adverse to the holder thereof;
• reduce the percentage of debt securities of a series whose holders need to consent to a modification or a waiver;
• modify any of the provisions in the applicable indentures related to modifications that require the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or provisions in the applicable indentures related to the waiver of past defaults by the holders of debt securities, except to increase any such percentage or provide that certain other provisions may not be modified without the consent of each holder of the debt securities;
• adversely affect any right of repayment or repurchase at the option of the holder of debt securities; or
• reduce or postpone any sinking fund. (Section 9.02)

Defaults
Each indenture provides that events of default regarding any series of debt securities will be:
• our failure to pay interest on any debt security of such series for 30 days when due;
• our failure to pay principal on any debt security of such series when due;
• our failure to make any deposit of any sinking fund payment when due on debt securities of such series;
• our failure to perform for 60 days after notice given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities any other covenant in the relevant indenture other than a covenant (i) included in the relevant indenture solely for the benefit of a series of debt securities other than such series or (ii) expressly excluded from events giving rise to a default, including the obligation to file SEC filings with the trustee;
• our failure to pay beyond any applicable grace period, or the acceleration (which is not rescinded or cured within 30 days of notice of acceleration) of, indebtedness in excess of $50,000,000;
• certain events of bankruptcy or insolvency, whether voluntary or not, with respect to us or any material subsidiary; and
• the rendering of any judgment in excess of $50,000,000 against us or any material subsidiary if either an enforcement proceeding is commenced or such judgment remains outstanding for 60 days after such judgment becomes final and is not discharged, paid, waived or stayed. (Section 5.01)
In addition, the applicable prospectus supplement will describe any other event of default set forth in the applicable prospectus supplement.
If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of at least 25% in the principal amount of outstanding debt securities of such series may declare the principal amount, together with all accrued and unpaid interest, if any, of each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us or any material subsidiary, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the trustee. (Section 5.02)
No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.
Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive certain past defaults regarding such series. (Sections 5.12 and 5.13) The trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the trustee reasonable security or indemnity. (Section 6.01)
If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series. (Section 5.06)
Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer reasonable indemnity satisfactory to the trustee against liabilities incurred by the trustee for taking such action, and the trustee must have failed to institute any proceeding within 60 days after receiving such notice and offer of indemnity. These limitations do not apply if the holders of a majority of debt securities of the applicable series give an inconsistent direction. (Section 5.07) In addition, these limitations also do not apply, however, to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any, and the right to convert such debt security, if applicable. (Section 5.08)
Each trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 6.05)
We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture. (Section 10.05)
Defeasance
After we have irrevocably deposited with the trustee cash or U.S. government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions described below, we may elect to have our obligations under the applicable indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance and discharge”). Legal defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the applicable indenture, except for:
• the rights of holders of the debt securities to receive principal, interest and any premium when due from amounts deposited with the trustee, which will be held in trust funds for the purpose of such payments;
• our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency where securities may be presented for payment, transfer, exchange or, if applicable, conversion for security payments held in trust;
• the rights, powers, trusts, duties and immunities of the trustee; and
• the defeasance provisions of the indenture.
Alternatively, we may elect to have our obligations released with respect to certain covenants in the applicable indenture (“covenant defeasance”). The released obligations include:
• our obligations regarding delivery of reports to the trustee and holders of debt securities;
• our obligations relating to a merger, consolidation or sale of all or substantially all of our assets; and
• our obligation to present and keep in full force and effect our corporate existence.
Any omission to comply with these obligations so released will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events relating to these obligations, as well as the failure to deposit a sinking fund payment when due and the failure to pay or acceleration of indebtedness in excess of $50,000,000, as described above under “Events of Default,” will no longer constitute an event of default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series, we must irrevocably have deposited or caused to be deposited with the trustee as trust funds cash or specified United States government obligations in an amount, in each case, sufficient without reinvestment, in the written opinion of an nationally recognized firm of independent certified public accountants, to pay and discharge all of the principal, interest and any premium at due date or maturity. In addition:
• in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel confirming that (i) we have received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;
• in the case of covenant defeasance and discharge, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;
• no default with respect to the outstanding debt securities of that series may have occurred and be continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance and discharge, no default relating to bankruptcy or insolvency may have occurred and be continuing at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day;
• the legal defeasance and discharge or covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;
• the legal defeasance and discharge or covenant defeasance must not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;
• we must deliver to the trustee an opinion of counsel that any trust arising from such deposit does not require registration under the Investment Company Act of 1940, as amended;
• no event or condition may exist that, under the defeasance provisions of the indentures, would prevent us from making payments of principal, premium, if any, or interest on the applicable debt securities on the date of deposit or at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day; and
• we must deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance and discharge or covenant defeasance have been complied with. (Article XIII)
Governing Law
Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law. (Section 1.13)
Concerning our Relationship with the Trustee
The Bank of New York Mellon also acts as the trustee for certain securities issued by us. We have and may continue to have banking and other business relationships with The Bank of New York Mellon, or any subsequent trustee, in the ordinary course of business.
Payment and Paying Agents

Distributions on the debt securities other than those represented by global securities will be made in the designated currency against surrender of the debt securities at the principal corporate trust office or agency of the trustee in New York, New York. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office or agency of the trustee in New York, New York, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the applicable prospectus supplement.
Calculation Agents
Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the applicable prospectus supplement.
Denominations, Registrations and Transfer
Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
• DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or
• We determine, in our sole discretion, that the global security shall be exchangeable.
If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities. (Section 3.05)

Description of Capital Stock
Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. As of January 20, 2009, there were 40,246,410 shares of our common stock outstanding, outstanding options to purchase 3,157,801 shares of our common stock, and outstanding warrants to purchase 1,792,693 shares of our common stock and no shares of preferred stock outstanding. Our issued and outstanding shares of common stock as of January 20, 2009 were held by 109 stockholders of record.
The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”
COMMON STOCK
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not to subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of our common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all of our liabilities and the payment of any liquidation preference of any outstanding preferred stock. Each outstanding share of our common stock is, and all shares of our common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.
As of January 20, 2009, options to purchase a total of 3,157,801 shares of our common stock were outstanding and options to purchase 1,455,971 additional shares of our common stock were available for future grant under our 2007 Omnibus Equity Compensation Plan.
The Transfer Agent and Registrar for our common stock is StockTrans, Inc., whose address is 44 W. Lancaster Avenue, Ardmore, Pennsylvania 19003, and whose phone number is (610) 649-7300.
Since June 7, 2007, our common stock has been traded on The NASDAQ Global Market under the trading symbol “BJGP.” From August 10, 2006 to June 6, 2007, our common stock was traded on The NASDAQ Capital Market under the trading symbol “BJGP.” From February 22, 2006 to August 9, 2006, our common stock was quoted on the Over-the-Counter Bulletin Board under the trading symbol “BJGP.OB.” Prior to that, our common stock was quoted on the Pink Sheets under the symbol “BJGP.PK.” On January 20, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $3.91 per share. You are urged to obtain current market quotations for our common stock.
PREFERRED STOCK
If we offer preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offering, including the following specific terms:
• the series, the number of shares offered and the liquidation value of the preferred stock;
• the price at which the preferred stock will be issued;

• the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
• the liquidation preference of the preferred stock;
• the voting rights of the preferred stock;
• whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
• whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
• any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.
If we offer to sell preferred stock, our board of directors is authorized to designate and issue shares of preferred stock in one or more series without stockholder approval. Our board of directors would have discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. Prior to the issuance of shares of each series, our board of directors is required by the Delaware General Corporation Law to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences.
It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:
• restricting dividends on the common stock;
• diluting the voting power of the common stock;
• impairing the liquidation rights of the common stock; and
• delaying or preventing a change in control of our company.
Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:
• senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
• on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
• junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
The term “equity securities” does not include convertible debt securities.
The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

ANTITAKEOVER EFFECTS OF PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS AND UNDER DELAWARE LAW
Our bylaws provide that only the Chairman of our board of directors or a majority of the members of our board of directors may call a special meeting of stockholders. Our bylaws also establish procedures, including advance notice, with regard to the nomination of directors and stockholder proposals. Our certificate of incorporation provides that the board of directors may authorize and issue undesignated preferred stock with voting or other rights or preferences. These provisions of the bylaws and the certificate of incorporation could discourage potential acquisition proposals and could delay or prevent a change in control. Such provisions also may have the effect of preventing changes in our management.
In addition, we are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:
• prior to the business combination, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or
• upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), those shares owned:
• by persons who are directors and also officers;
• by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
• at or after the time the stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 662/3% of our outstanding voting stock that is not owned by the interested stockholder.
In general, the Delaware General Corporation Law defines an interested stockholder as an entity or person (other than the corporation and any direct or indirect majority-owned subsidiaries of the corporation) that beneficially owns 15% or more of the outstanding voting stock of the corporation or any entity or person that is an affiliate or associate of such entity or person.
The Delaware General Corporation Law generally defines a business combination to include the following:
• any merger or consolidation involving the corporation and the interested stockholder;
• any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the aggregate market value of all the assets of the corporation or its majority-owned subsidiary that involves the interested stockholder;
• subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
• subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the interested stockholder’s proportionate share of the stock of any class or series of the corporation; and

• the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Description of Warrants
We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
As of January 20, 2009, there were outstanding warrants to purchase up to 1,792,693 shares of our common stock at exercise prices between $1.15 and $12.43 per share that expire between May 2009 and November 2012.
Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:
• the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;
• the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;
• the number of shares of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of preferred stock may be purchased upon such exercise;
• the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;
• if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
• the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
• whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;
• any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;
• any antidilution provisions of the warrants;
• any redemption or call provisions applicable to the warrants; and
• United States federal income tax consequences applicable to such warrants;
• the amount of warrants outstanding as of the most recent practicable date; and
• any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.
Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants. A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.
Prior to the exercise of any warrants to purchase debt securities, common stock, preferred stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock, preferred stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise, or to exercise any applicable right to vote.
A single bank or trust company may act as warrant agent for more than one issue of warrants. Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Description of Units
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. The applicable prospectus supplement will describe:
• the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;
• the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and
• a description of the provisions for the payment, settlement, transfer or exchange of the units.

Description of Stock Purchase Contracts and Stock Purchase Units
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.
The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:
• if applicable, a discussion of material United States federal income tax considerations; and
• any other information we think is important about the stock purchase contracts or the stock purchase units.

Plan of Distribution
We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also issue these securities as compensation to such agents, underwriters or dealers for making sales our securities. We may use these methods in any combination.
BY UNDERWRITERS
We may use an underwriter or underwriters in the offer or sale of our securities.
• If we use an underwriter or underwriters, we will execute an underwriting agreement and the offered securities will be acquired by the underwriters for their own account.
• We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
• The underwriters will use this prospectus and the prospectus supplement to sell our securities.
We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:
• to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or
• to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.
The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security. The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.
BY DEALERS
We may use a dealer to sell our securities.
• If we use a dealer, such person, as principal, will sell our securities to the dealer.
• The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
• We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.
BY AGENTS

We may designate agents to solicit offers to purchase our securities.
• We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.
• Unless indicated otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.
• An agent may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.
BY DELAYED DELIVERY CONTRACTS
We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
• If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when payment will be demanded and securities delivered under the delayed delivery contracts.
• These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.
• We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.
We may distribute the securities from time to time in one or more transactions:
• at a fixed price or prices, which may be changed;
• at market prices prevailing at the time of sale;
• at prices related to such prevailing market prices; or
• at negotiated prices.
GENERAL INFORMATION
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.
Representatives of the underwriters or agents through whom our securities are or may be sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.
Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters or agents to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.
Shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the common stock as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us.
In compliance with guidelines of the Financial Institution Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Legal Matters
Certain legal matters with respect to the validity of the securities being offered hereby will be passed on for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
Experts
The financial statements of BMP Sunstone Corporation as of December 31, 2006 and 2007, and for each of the three years in the period ended December 31, 2007, and schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Grant Thornton, an independent registered public accounting firm, as indicated in their report with respect thereto (which report excludes an opinion on the financial statements of Sunstone China Limited, formerly known as Hong Kong Fly International Health Care Limited, and subsidiary, an equity method investment, and expresses an unqualified opinion and contains an explanatory paragraph relating to the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109,” effective as of January 1, 2007), and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.
The consolidated balance sheets of Sunstone China Limited, formerly known as Hong Kong Fly International Health Care Limited, and subsidiary (“Sunstone China”) as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Huazhen, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report contains an explanatory paragraph that states (i) on February 18, 2008, BMP Sunstone Corporation, formerly known as Beijing Med-Pharm Corporation, consummated the acquisition of the remaining 51% of the equity interest in Sunstone China, which was not previously owned and (ii) the consolidated financial statements of Sunstone China do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.
The consolidated balance sheet of Sunstone China as of December 31, 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the two-month period ended December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report contains an explanatory paragraph that states (i) on February 18, 2008, BMP Sunstone Corporation, formerly known as Beijing Med-Pharm Corporation, consummated the acquisition of the remaining 51% of the equity interest in Sunstone China, which was not previously owned and (ii) the financial statements of Sunstone China do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.

Where You Can Find More Information
We have filed with the SEC a registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to offers and resales of shares of our common stock by us identified in this prospectus. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and its exhibits and schedules. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. We are required to comply with the information requirements of the Exchange Act. Accordingly, we file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement and other information with the SEC.
You can read the registration statement and our other filings with the SEC over the Internet at the SEC’s website at http://www.sec.gov. You also may read and copy any document that we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.
You also may obtain copies of the documents at prescribed rates by contacting the Public Reference Room of the SEC at 1-800-SEC-0330. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Information Incorporated By Reference
The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the sale of all the shares covered by this prospectus.
• Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2007;
• Our Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;
• Our Current Reports on Form 8-K filed with the SEC on January 4, 2008, January 18, 2008, February 1, 2008, February 21, 2008, April 4, 2008, April 14, 2008, April 21, 2008, May 2, 2008, June 9, 2008, June 25, 2008, July 18, 2008, October 10, 2008, December 29, 2008, January 8, 2009, January 22, 2009 and February 10, 2009; and
• The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 9, 2006 to register our common stock under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
BMP Sunstone Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
Attn: Fred M. Powell, Chief Financial Officer
Telephone: (610) 940-1675
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Indemnification Of Directors And Officers
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s certificate of incorporation contains a provision that eliminates the personal liability of the registrant’s directors for monetary damages for any breach of fiduciary duty as a director. This provision, however, does not eliminate a director’s liability:
• for any breach of the director’s duty of loyalty to the registrant or its stockholders;
• for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
• under Section 174 of the Delaware General Corporation Law; or
• for a transaction from which the director derived an improper personal benefit.
As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s certificate of incorporation provides that it shall indemnify any and all persons whom it has the power to indemnify under Delaware law from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Business Corporation Law, and the indemnification provided for in the certificate of incorporation shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
Further, the registrant’s bylaws provide that it shall indemnify its officers and directors upon a determination by a majority of the board of directors who were not parties to such action, by independent legal counsel in a written opinion or by the stockholders that the person seeking indemnification has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and had no reasonable cause to believe such person’s conduct was unlawful. Any expense incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the registrant.
The registrant may, to the extent authorized by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the registrant similar to those conferred to directors and officers of the registrant as described above.
The registrant has insurance policies providing for indemnification of officers and directors against liabilities and expenses incurred by any of them in certain proceedings and under certain conditions, such as in the absence of fraud. In addition to indemnification provided for in our charter documents, we have entered into agreements with our executive officers providing for, among other things, indemnification to the fullest extent permitted by law from any and all liability, costs and expenses which may be assessed against the executive officer by reason of the performance of his responsibilities and duties under the terms of their employment agreement, provided such liability does not result from the willful misconduct or gross negligence of the executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as executive officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

574,687 Units
(each Unit consisting of two shares of Common Stock and a Warrant to purchase one shares of Common Stock)
BMP Sunstone Corporation

PROSPECTUS SUPPLEMENT

February 13, 2009
Oppenheimer & Co.

Susquehanna Financial Group
Philadelphia Brokerage Corporation